UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2022

HBT FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39085	37-1117216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 North Hershey Road Bloomington, Illinois		61704
(Address of principal executive offices)		(Zip Code)

(888) 897-2276

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2022, Dale S. Strassheim submitted notice of his retirement and formal resignation from the Board of Directors (the “Board”) of HBT Financial, Inc. (the “Company”) effective as of March 1, 2022. On February 15, 2022, the Board accepted Mr. Strassheim’s retirement from the Board, and the committees on which Mr. Strassheim served, the Audit Committee and Compensation Committee. Mr. Strassheim will not stand for re-election at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) because he reached the mandatory retirement age of 75 during his term expiring at the Annual Meeting.

On February 15, 2022, on the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Roger A. Baker as a director to the Board, and a member of the Audit Committee, effective as of March 1, 2022. Mr. Baker’s initial term will expire at the Annual Meeting. Mr. Baker’s appointment will fill the vacant seat created by the retirement of Mr. Strassheim.

Mr. Baker previously served as the Chairman and President of NXT Bancorporation, Inc. and Chairman of NXT Bank, which were acquired by the Company on October 1, 2021. In addition to NXT Bank, Mr. Baker previously served on the Board of Directors of two other Iowa-based banks, Lincoln Savings Bank and Liberty Bank. Currently, Mr. Baker is the owner of a number of businesses, including Sinclair Elevator, Inc., a farm products and services company. Mr. Baker graduated from Iowa State University with a degree in Agricultural Economics.

There are no arrangements or understandings between Mr. Baker and any other persons pursuant to which he was appointed as a director. There are also no family relationships between Mr. Baker and any director or executive officer of the Company, and he has no direct or material indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As with each of the Company’s other non-employee directors, Mr. Baker will be entitled to receive a base retainer of $12,000 per year, as well as board fees and a grant of restricted stock units, as described in the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on April 7, 2021.

Item 7.01. Regulation FD Disclosure.

On February 17, 2022, the Company issued a press release announcing Mr. Strassheim’s retirement and the Company’s appointment of Mr. Baker to the Board of Directors.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release issued February 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HBT FINANCIAL, INC.

	By:	/s/ Matthew J. Doherty
Name: Matthew J. Doherty
Title: Chief Financial Officer

Date: February 17, 2022